Exhibit 10.4

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ASSIGNMENT AND ASSUMPTION OF CONTRACT

THIS ASSIGNMENT AND ASSUMPTION OF LICENSE AGREEMENT by and between Seaphire International, Inc. and The University of Toronto Innovations Foundation dated February 14, 2002 (“Assignment”) is made this 2nd day of January 2003 by Seaphire International Inc., an Arizona corporation (“Assignor”) to Arcadia Biosciences, Inc., an Arizona corporation (“Assignee”).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, sells, transfers, sets over and unto Assignee all of Assignor’s estate, right, title and interest in and to the License Agreement attached hereto, and Assignee hereby assumes and accepts such assignment.

By acceptance of this Assignment, Assignee hereby assumes the performance of all of the terms, covenants and conditions imposed upon Assignor under the Agreement including the obligation to make payments under the Agreement.

Assignee hereby agrees to indemnify, defend and hold harmless Assignor, its agents and its and their successors and assigns from and against any and all claims, losses, liabilities and expenses, including reasonable attorneys’ fees, suffered or incurred by Assignor by reason of any breach by Assignee of any of its obligations under this Assignment or by reason of any breach by Assignee of any of its obligations under the License Agreement arising after the date of this Assignment.

In the event any party hereto institutes any action or proceeding against the other party with regard to this Assignment, the prevailing party in such action or proceeding shall be entitled to recover from the other party, all costs and expenses of the action or proceeding, including actual attorneys’ fees, charges and costs, in addition to any other relief to which it may be entitled.

This Assignment shall be binding upon and inure to the benefit of the successors, assignees, personal representatives, heirs and legatees of all the respective parties hereto.

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the day and year first above written.

“ASSIGNOR		“ASSIGNEE”

Seaphire International, Inc.		Arcadia Biosciences, Inc.
an Arizona corporation		an Arizona corporation

By:	/s/	By:	/s/ Roy Hodges
Title:		Title:	President

LICENSE AGREEMENT

THIS EXCLUSIVE LICENSE AGREEMENT is made this 14 day of February 2002 (the “Effective Date”), by and between:

THE UNIVERSITY OF TORONTO INNOVATIONS FOUNDATION, a corporation without share capital incorporated under the laws of the Province of Ontario whose full post office address is Suite 200, 243 College Street, Toronto, Ontario M5T 1R5, Canada UTTF (hereinafter “UTIF”),

-and-

SEAPHIRE INTERNATIONAL, INC. a company, having its business address at 4455 East Camelback Road, Suite B-200, Phoenix, Arizona 85018, (hereinafter “Seaphire”).

-and-

EDUARDO BLUMWALD, MARIS APSE, GIL AHARON AND WAYNE SNEDDEN (hereinafter collectively “Owners” and each is an “Owner”);

-and-

THE GOVERNING COUNCIL OF THE UNIVERSITY OF TORONTO, a corporation incorporated under a special act of the Ontario Legislature (hereinafter “the University”).

WITNESSETH

WHEREAS, the Owners have made an invention and created (developed) know-how relating to genes for genetically engineering salt tolerance in plants, referred to herein as “Salt Tolerance Technology”;

WHEREAS, at the time of inventing the Salt Tolerance Technology, Eduardo Blumwald was employed by the University, Maris Apse and Gil Aharon were students of the University, and Wayne Snedden was a post-doctoral fellow at the University;

WHEREAS, the University has assigned to the Owners its entire right, title and interest in and to the technology by an agreement in writing dated May 14, 1998;

WHEREAS, the Owners have, by an agreement dated March 2, 1998, granted to UTIF the sole and exclusive worldwide right to grant licenses in and to the Salt Tolerance Technology;

WHEREAS, UTIF and Owners have filed patent applications, namely a U.S. patent application having Serial No. 09/271,584 on March 18, 1999 and a PCT patent application having

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Serial No. PCT/CA99/00219 on March 17, 1999 covering aspects of the Salt Tolerance Technology, UTTF having the sole and exclusive worldwide right to grant any and all licenses to the patent applications and any continuation, divisional, continuation-in-part, re-issue, and re-examination patent applications and resulting patents based thereon, as well as all corresponding foreign patents and patent applications claiming priority therefrom;

WHEREAS, Seaphire desires to acquire an exclusive license to make, have made, use and sell the Salt Tolerance Technology described in the patent applications within the field of use and within the Domestic Territory and Foreign Territory, and UTIF is willing to grant such a license under the terms and conditions set form hereafter,

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Definitions.

1.1          “Bioremediation” as used herein shall mean removal of salt and other minerals or compounds from a substrate or solution by means of any transgenic organism. For example, Bioremediation could include turf grass used for land reclamation purposes or alfalfa used for water purification.

1.2          “Confidential Information” as used herein shall mean this Agreement and its terms and conditions, the Know-How and Technical Data, and any information, which is non-public, confidential or proprietary in nature, including, without limitation, business information, trade secrets, and any information related to the Licensed Technology, whether written, oral or in electronic form, provided that tangible materials are marked as confidential, and provided that information given orally is identified as confidential at the time of disclosure, and confirmed as confidential in writing within fifteen (15) days, but shall not include information that:

(a)                                 is or becomes disclosed to the public other than as a result of any act by the receiving Party;

(b)                                 is rightfully received from a third party without similar restriction and without breach of this Agreement;

(c)                                  the receiving party is able to demonstrate, in writing, was known to it on a non-confidential basis before such information was disclosed to such Party by or on behalf of another Party; or

(d)                                 was independently developed by a Party without the use of any of another Party’s Confidential Information.

1.3                               “Currency” as used herein in all statements of or references to dollar amounts in this Agreement are to lawful money of the United States.

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1.4                               “Disputes” means all disputes, differences, controversies, claims, counterclaims or other matters arising out of or in connection with this Agreement or the breach of it or in respect of any defined legal relationship associated with it or derived from it.

1.5                               “Domestic Territory” shall mean the United States and its possessions.

1.6                               “Enabling Technology” as used herein shall mean any technology owned by an arm’s length third party that Seaphire determines, in its sole discretion, is required to effectively commercialize the Salt Tolerance Technology. For example, and without limitation, Enabling Technology includes gene expression promoter technology, methods for inserting genes and promoters into plants, and gene expression terminator technology.

1.7                               “Field of Use” as used herein shall mean any and all uses for any and all plants, including transgenic plants, the products from which are sold or used for food, feed, industrial, therapeutic, and other uses, including use for the production of crops for the purpose of Bioremediation.

1.8                               “Foreign Territory” shall mean all countries outside the United States and its possessions.

1.9                               “Improvement” shall mean any modification in the structure, design, or any other aspect of the Invention, whether patentable or unpatentable, which depends upon the Invention for its use or effectiveness or which increases the effectiveness of the Invention, including, without limitation, any modification of a part, component, assembly or process or apparatus for the manufacturing thereof intended to perform or produce results similar to those performed or produced by those of the Invention which Improvement is owned by or licensed to or under an obligation of assignment to UTIF during the term of this Agreement.

1.10                        “Invention” means the Salt Tolerance Technology to which UTIF owns exclusive licensing rights and which is described in the Licensed Patents, Technical Data or Know-How.

1.11                        “Know-How” shall mean the general and specific knowledge, experience and information, whether or not in written or printed form, applicable to the design, manufacture, production, service and sale of the Invention.

1.12                        “Licensed Product(s)” means gene(s) for genetically engineering salt tolerance in Plants, Plants expressing or containing such genes, or any product, compound or substance arising or derived from Plants expressing or containing such genes, or other compound or method, any of which (i) fall within the scope of any issued and unexpired patent claim(s) resulting from any of the patent applications based on the Licensed Technology that are enforceable in the jurisdiction in which Licensed Products are made, used, sold, or offered for sale, or which (ii) fall within the scope of any claims in patent applications based on the Licensed Technology that UTIF, the

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Owners, and the University believe in good faith to be patentable, which claims are pending, but not yet issued, in the jurisdiction in which Licensed Products are made, used, sold, or offered for sale.

1.13                        “Licensed Technology” means the technology which is the subject of U.S. patent application having serial No. 09/271,584 filed on March 18, 1999 and PCT patent application having Serial No. PCT/CA99/00219 filed on March 17, 1999, both having UTIF recorded as the sole and exclusive owner of any and all licensing rights to the patents, and directed to genes for achieving salt tolerance in plants, including transgenic plants, and including any continuation, divisional, continuation-in-part, re-issue, and re-examination patent applications and resulting patents based thereon, as well as all corresponding foreign patents and patent applications claiming priority from any of the foregoing, which are owned by or licensed to or under an obligation of assignment to UTIF during the term of this Agreement (the “Licensed Patents”).

1.14                        “Net Sales” as used herein shall mean Seaphire’s collected gross sales of Licensed Products and any matter containing the Licensed Products, less the following:

(a)                                 commissions paid to any third party and reasonable trade, quantity, or cash discounts, but with respect to any of the preceding adjustments, only insofar as actually allowed or paid in connection with the sale in question;

(b)                                 credits or allowances, if any, given or made on account of rejection or return of defective Licensed Product; and

(c)                                  sales taxes, excise taxes, and manufactured goods duties actually paid by Seaphire with respect to any Licensed Product.

1.15                        “Parties” means UTIF, Owners, the University and Seaphire collectively, and “Party” means any of them.

1.16                        “Plant” means any transgenic plant.

1.17                        “Technical Data” means any and all documents in whatever form, including but not limited to writings, computer disks, computer tapes, and electronic records, containing design and technical information, engineering or production data, drawings, plans, specifications, techniques, methods, processes, trade secrets, reports, models, market research data, and any and all other material or matter used by or in possession of UTIF and the Owners and applicable to the design, manufacture, production, service and sale of the Invention.

1.18                        “Royalty Revenue” as used herein shall mean the revenues realized by Seaphire from any royalty, continuing, or use-based payments relating to the Licensed Products.

1.19                        “Sublicense Fees” as used herein shall mean any and all lump sum payments, cash consideration, non-cash consideration, and/or equity received as an initial, up-front

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fee in exchange for granting any sublicense to the Licensed Products less any commissions associated with the grant of any sublicense that are paid to any third party, but shall not include any non-cash consideration which consists of license rights to Enabling Technology.

1.20        The following Appendices and Schedules form part of this Agreement and are:

Appendix A — Details of Prior Negotiations (to be provided after execution of this Agreement)

Appendix B — Technical Milestones

Appendix C — Research Plan

Schedule 1 — Dispute Resolution

2.             Grants.

2.1          UTIF hereby grants to Seaphire the exclusive license under the Licensed Technology, Know-How, and Technical Data to make, have made, use, sell and otherwise commercialize Licensed Products for the Field of Use, including any Improvements, within the Domestic Territory and Foreign Territory, and the unlimited right to sublicense the same to others.

2.2          UTIF shall furnish to Seaphire all Technical Data and Know-How owned by or in possession of UTIF which is applicable to the Invention and/or Licensed Products and further agrees to seek and provide to Seaphire any further Technical Data and Know How related to the Invention and/or Licensed Products which is in possession of the Owners.

2.3          UTIF agrees to keep Seaphire informed of any Improvements, and Seaphire shall have an exclusive right to license and sublicense such Improvements during the term of this Agreement, subject to the terms and conditions hereof.

2.4          Seaphire shall take no action to have any rights of Owners, the University, or UTIF in the Licensed Technology declared invalid or unenforceable and shall not assist any other party in taking such action.

3.             Reserved Rights.

3.1          UTIF, on behalf of the Owners and the University, reserves a perpetual, royalty-free right and license:

a)             to use any and all of the Licensed Technology, Know-How, Improvements, and Technical Data for the purpose of research and teaching; and

b)             to publish or disclose any technical information and research results concerning the Invention in accordance with Paragraph 3.2 below.

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3.2    UTIF and/or Owners will provide a copy of any proposed publication or disclosure to Seaphire for its review at least thirty (30) days before submission for publication or disclosure.

3.3    Any Improvements resulting from the Owner’s use of the Licensed Technology, Know-How and/or Technical Data for research and teaching […*…].

3.4    Any rights to Improvements obtained by UTIF resulting from the University’s use of the Licensed Technology, Know-How and/or Technical Data for research and teaching […*…].

3.5    Upon the written request of Seaphire received within twenty (20) days of the receipt of such proposed publication or disclosure by Seaphire, UTIF and/or Owners will, at the Seaphire’s option:

a)             delay publication up to thirty additional (30) days to allow the UTIF and/or Owners to secure intellectual property protection of any Licensed Technology that would be disclosed by such publication; and/or

b)             delete any Confidential Information provided by Seaphire from the proposed publication or disclosure.

4.             Sublicensing.

4.1          Subject to any obligations of confidentiality to third parties, UTIF shall provide Seaphire with information detailing UTIF’s prior negotiations with other parties regarding the Licensed Technology. Such information will include party name and contact details, field of use discussed, and license terms discussed and will be attached to this Agreement as Appendix A.

4.2          Seaphire shall have the exclusive right to sublicense its rights hereunder, with no right of approval by UTIF, but will provide UTIF with advance notice of any discussions or negotiations with potential sublicensees and UTIF will have the option to attend all such discussions or negotiations as an observer at its own expense.

4.3          Seaphire agrees to provide UTIF with an executed copy of any sublicense agreement that is entered into by Seaphire upon execution of such license.

4.4          Seaphire is responsible for any and all activities of any sublicensee and the sublicensee shall adhere to all confidentiality and indemnity requirements set forth in this Agreement. Each sublicense granted by Seaphire shall require the sublicensee to indemnify Seaphire under provisions substantially equivalent to those of Section 12.2 of this Agreement. No term or condition of any sublicense granted by Seaphire shall be less favorable to UTIF than the terms and conditions of the license granted herein. The above limitation shall not be interpreted to apply to those economic consequences to UTIF inherent to a sublicense arrangement and accordingly addressed by the Royalty Revenue and Sublicense Fee sharing provisions of Paragraphs 6.3 and 6.4. Seaphire shall not, however, sublicense its rights hereunder for a royalty less than that specified in Paragraph 6.3 of this Agreement.

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5.             Representations and Obligations of UTIF and Owners.

5.1          UTIF and Owners covenant, represent and warrant, as of the Effective Date:

(a)           that Owners have granted to UTIF the sole and exclusive right to grant any and all licenses to the Invention, including without limitation, Licensed Technology, Improvements, Technical Data and Know-How, relating thereto, in a written agreement dated March 2, 1998;

(b)           that such Invention is the subject of currently pending U.S. and Canadian patent applications;

(c)           that, to the best of UTIF’s and Owners’ knowledge, Seaphire’s contemplated manufacture, use, sublicense and sale of the Licensed Products and the use of Technical Data and Know-How do not infringe the intellectual property rights of any third party, including any patent heretofore issued in the United States, and do not infringe upon or conflict with any other patents or applications for patents, including foreign patents and applications;

(d)           that there is no other person, firm, corporation or other entity who has obtained from UTIF, the Owners or the University any license or right to license the Invention, Improvements, the Licensed Technology, the Technical Data and/or Know-How;

(e)           that there are no outstanding options, licenses, or agreements, of any kind relating to the Invention or Licensed Technology or to the manufacture, use or sale of the Licensed Products, or Improvements to the Invention;

(f)            that there have never been, and are hot currently, any disputes of any kind relating to the Invention or Licensed Technology or to the manufacture, use or sale of the Licensed Products, or Improvements to the Invention; and

(g)           that UTIF and Owners have full right and power to grant the rights, licenses and privileges herein given.

5.2          UTIF warrants and agrees that any and all maintenance fees and/or annuities that have or may come due on the Licensed Patents which have already been filed and which are currently the subject of pending patent applications described in Paragraph 1.13 will be paid promptly within statutory time limits so that the Licensed Patents remain valid and enforceable at all times during the existence of this Agreement.

5.3          UTIF, OWNERS AND THE UNIVERSITY HEREBY EXPRESSLY DISCLAIM ANY OTHER WARRANTY, EXPRESS OR IMPLIED, CONDITION OR TERM OF ANY KIND RELATING TO THE LICENSED PRODUCTS, LICENSED TECHNOLOGY, TECHNICAL DATA, KNOW-HOW OR IMPROVEMENTS, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, ANYWARRANTY OF NON-INFRINGEMENT OF THIRD PARTY PATENT RIGHTS, ORANY WARRANTY OF PRODUCT PERFORMANCE OR OF SAFETY OF THE LICENSED

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PRODUCTS. EXCEPT AS SPECIFICALLY STATED IN THIS AGREEMENT, THELICENSED TECHNOLOGY, TECHNICAL DATA, KNOW-HOW AND IMPROVEMENTS ARE LICENSED UNDER THIS AGREEMENT “AS-IS.”

6.             Royalties, Reports and Payments.

6.1          Seaphire shall pay to UTIF an initial technology access fee of [...*...] (the “Initial Access Fee”) upon the signing of this Agreement.

6.2          Upon the achievement of certain technical milestones by Seaphire, the requirements for which are outlined and attached to this Agreement as Appendix B, Seaphire shall pay to UTIF specific technology milestone fees as follows:

(a)           Technical Milestone No. 1 — Upon Seaphire [...*...] Seaphire shall pay UTIF a technology milestone fee of [...*...] ([...*...]) (the “Technical Milestone No. 1 Fee”).

(b)           Technical Milestone No. 2 - Upon Seaphire [...*...] Seaphire shall pay UTIF a technology milestone fee of [...*...] ([...*...]) (the “Technical Milestone No. 2 Fee”).

(c)           Technical Milestone No. 3 - Upon [...*...] Seaphire shall pay UTIF a technology milestone fee of [...*...] ([...*...]) (the “Technical Milestone No. 3 Fee”).

(d)           Technical Milestone No. 4 — Upon Seaphire [...*...] Seaphire shall pay UTIF a technology milestone fee of [...*...] ([...*...]) (the “Technical Milestone No. 4 Fee”).

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(e)           Technical Milestone No. 5 — Upon obtaining United States Department of Agriculture (USDA) and United States Food and Drug Administration (USFDA) regulatory approval on any plant species incorporating the Invention, and namely the sodium antiport gene, Seaphire shall pay UTIF a technology milestone fee of [...*...] ([...*...]) (the ‘Technical Milestone No. 5 Fee”).

(f)            Seaphire shall use reasonable efforts to market and sell the Licensed Products and to commercialize the Invention Seaphire shall provide funds to carry out the Research Plan set forth in Appendix C, subject to the terms of the specific research agreements pertaining thereto.

6.3          Beginning on the Effective Date and continuing until expiration of each of the patents relating to the Licensed Technology or until such patents covering Licensed Products are declared invalid by a court of final jurisdiction, or until such pending patent applications are abandoned without any possibility of revival or reinstatement, Seaphire shall pay to UTIF [...*...]%) of all Net Sales and Royalty Revenue realized by Seaphire from the sale of the Licensed Products. However, in the event that Seaphire is required to pay royalties on any Enabling Technology in order to realize sales or revenue from the Licensed Products, the percent of royalties paid to UTIF will be reduced according to amounts actually paid by Seaphire, with a maximum reduction of [...*...] percent [...*...]%). In the event that Seaphire pays to a third party any other consideration apart from royalties to obtain Enabling Technology, the parties agree to negotiate in good faith to reach a fair value for such consideration with that value being recovered by Seaphire in the form of reduced royalty payments to UTIF.

6.4          In granting any sublicenses to the Licensed Products in which Sublicense Fees due upon issuance of the sublicense are received by Seaphire, Seaphire shall pay a percentage of the same to UTIF as follows:

(a)           Seaphire shall pay UTIF [...*...] percent [...*...]%) of any initial Sublicense Fees for any sublicenses which result from Seaphire’s grant of any sublicenses for use in turf grass or forage crops, or solely for purposes of Bioremediation, if such sublicenses) are executed within one (1) year from the Effective Date of this Agreement to any of those parties listed in Appendix A to this Agreement having had prior negotiations with UTIF with respect to those specific crops or solely for Bioremediation. Seaphire shall make reasonable efforts to enter into such sublicenses within one (1) year from the Effective Date of tins Agreement

(b)           Seaphire shall pay UTIF [...*...]%) of any initial Sublicense Fees for any sublicenses which result from Seaphire’s grant of any sublicense for use in any crops other than turf grass or forage crops, or for uses other than solely for purposes of Bioremediation, if such sublicense(s) are executed within one (1) year from the Effective Date of this Agreement to any of those parties listed in Appendix A to this Agreement. Seaphire shall make reasonable efforts to enter into such sublicenses within one (1) year from the Effective Date of this Agreement.

(c)           Seaphire shall pay UTIF [...*...] percent [...*...]%) of any other initial Sublicense Fees for any sublicenses that it receives which do not fall within Paragraphs 6.4(a) and 6.4(b) of this Section.

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6.5          If the patents relating to the Licensed Technology covering the Licensed Products expire or are declared invalid by a court of final jurisdiction in any given jurisdiction, or if the patents fail to issue in a particular jurisdiction, Seaphire is not required to pay any unpaid technology milestone payments provided for in Paragraphs 6.2 or 6.4 above, or the royalty provided for in Paragraph 6.3 above, in that jurisdiction.

6.6          In addition to any amounts payable by Seaphire to UTIF under Paragraphs 6.1-6.4, Seaphire shall pay any taxes applicable thereon which would be charged to Seaphire in accordance with the laws of Canada and its provinces, including, without limitation, any provincial sales tax or goods and services tax relating thereto. UTIF shall assist Seaphire in obtaining any and all applicable refunds of taxes paid.

6.7          Seaphire agrees to make written reports to UTIF semi-annually for the fiscal periods running from January 1 to June 30 and July 1 to December 31 of each year, stating in each such report the Net Sales. Royalty Revenue, and Sublicense Fees paid to Seaphire for the Licensed Products under the License herein granted during the period for which the report is rendered, such report to be made to UTIF within sixty (60) days following each such fiscal period.

6.8          Simultaneously with the making of each report provided for in Paragraph 6.6 of this section, Seaphire agrees to pay to UTIF the payments and royalty provided for in Paragraphs 6.2, 6.3 and 6.4 of this Section with respect to the Net Sales, Royalty Revenue and Sublicense Fees paid to Seaphire for the Licensed Products during the period covered by such report.

6.9          UTIF and Seaphire shall provide to each other quarterly reports on progress relating to the Inventions, their commercialization, market prospects, and other matters of mutual interest.

7.             Keeping Records.

7.1          Seaphire agrees to keep records of its and its sublicensees’ manufacture, use or sale of Licensed Products for a period of seven (7) years following such manufacture, use, or sale with respect to which payments hereunder are to be made to UTIF in sufficient detail to enable payments hereunder by Seaphire to be determined, and further agrees to permit its books and records to be examined from time to time to the extent reasonably necessary to verify the reports provided for in Section 6, provided that reasonable advance notice is given by UTIF, with such examination to be made at the expense of UTIF by any auditor appointed by UTIF who is acceptable to Seaphire, such acceptance which is not to be unreasonably withheld. In the event that any such examination shows an underpayment of more than ten percent (10%) with respect to any examined period, Seaphire shall bear all reasonable costs of such examination and shall promptly remit the underpayment to UTIF.

8.             Term and Termination.

8.1          Unless otherwise terminated as set forth herein, this Agreement shall continue in force until the expiration date of the last issued patent relating to the Licensed Products.

8.2          UTIF shall have the right to terminate this Agreement, upon sixty (60) days written notice to Seaphire if Seaphire fails or refuses to make any payments hereunder (except in the event

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that Seaphire in good faith believes that UTIF has breached any of its obligations under this Agreement and has given UTIF written notice thereof, or in the event that there is a noticed Dispute between the Parties with respect to any amounts owed by Seaphire, and in either case the disputed payment amount may be withheld), fails to make reasonable efforts to market and sell the Licensed Products or to commercialize the Licensed Technology, fails to provide funding for the Research Plan set forth in Appendix C in accordance with the terms of any agreements pertaining thereto, or materially defaults in the performance of any of its other obligations set form in this Agreement, unless all material defaults specified have been substantially cured within such sixty (60) day period.

8.3          In the event of any termination of this Agreement by UTIF pursuant to Paragraph 8.2 above, Seaphire shall continue to have a non-exclusive license to make, have made, use, and sell Licensed Products for a period of six (6) months thereafter, to permit Seaphire to complete any then-existing contracts for the manufacture of Licensed Products and disposal of any inventory of Licensed Products. Any such sale or other disposition of licensed Products will be subject to the payment provided for under this Agreement. Following such six (6) month period, Seaphire shall totally cease all further manufacture, use, having made and sale of Licensed Products.

8.4          This Agreement and the rights granted hereunder shall terminate immediately and revert automatically to UTIF in the event of any order made or effective resolution passed for the winding-up, liquidation or dissolution of Seaphire, or if Seaphire ceases or threatens to cease to carry out its business, or if Seaphire commits or threatens to commit an act of bankruptcy or becomes insolvent or makes a sale of the whole or part of its assets in bulk, or if bankruptcy or insolvency proceedings are instituted relating to Seaphire, or if a receiver or receiver/manager is appointed for Seaphire, or if an assignment is made for the benefit of Seaphire’s creditors. Such termination shall not impair or prejudice any other right or remedy that UTIF may otherwise have under this Agreement.

8.5          Termination or expiration of this Agreement for any reason shall not relieve Seaphire of any obligations to make payments under Section 6 that were payable as of the effective date of termination or expiration.

9.             Dispute Resolution and Arbitration.

9.1          The objectives of this Section 9 are to attempt to resolve all Disputes arising between the Parties as fairly, efficiently and cost effectively as possible. The Parties may agree to vary the provisions of this Section 9 as they consider appropriate in order to respond with flexibility to any unique aspects of a Dispute. Otherwise, the provisions of this Section 9 shall apply.

9.2          Notice of a Dispute by a Party must be delivered to the other Parties in accordance with the notice provisions of this Agreement. Within ten (10) days after delivery of the notice of Dispute, a senior representative of each of the Parties to the Dispute who has not been personally involved in discussions relating to the Dispute who have full authority to settle the Dispute, shall meet at mutually acceptable times and places as often as they consider necessary, to make efforts in good faith to resolve the dispute by amicable negotiations within a further fourteen (14) day period The negotiations shall be construed as settlement discussions and shall be conducted on a “without prejudice” basis. In the event that such discussions fail to resolve the Dispute, the Parties shall

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jointly select a mediator who shall mediate the Dispute for a further sixty (60) days. In the event the Parties cannot mutually agree on a mediator within twenty (20) days or there is no resolution of the Dispute within sixty (60) days of selection of a mediator, any Party may refer the Dispute immediately to arbitration under Paragraph 9.4.

9.3          If one of the Parties refuses or neglects to participate in the amicable negotiations, any other party may refer the Dispute immediately to arbitration under Paragraph 9.4.

9.4          The arbitration shall be governed by the Rules of Procedure set out in Schedule 1. It shall be a condition precedent to the bringing of any legal proceedings that are contemplated by the Rules of Procedure that the Parties will have concluded the arbitration process as provided by the Rules of Procedure. The provisions of the Arbitration Act, 1991 (Ontario) shall apply to the extent mat they are not inconsistent with this Section 9 or with such Rules of Procedure.

9.5          If a Dispute is not resolved pursuant to Paragraph 9.2 within such fourteen (14) day period, such Dispute shall be submitted to arbitration in accordance with the provisions of this Paragraph 9.4 under the laws of Ontario.

9.6          The provisions of this Section 9 shall survive termination or expiration of this Agreement.

10.          Confidentiality.

10.1        Confidential Information is the property of the Party disclosing it, and the ownership of any and all right, title and interest therein, including all intellectual property rights, shall at all times remain exclusively vested in the disclosing party.

10.2        Throughout the term of this Agreement, each Party shall use reasonable and prudent precautions to prevent disclosure of the other Parties’ Confidential Information to unauthorized persons. A Party may disclose Confidential Information only to persons with a “need to know” who have written obligations of confidentiality under terms which are at least as stringent as ones agreed between the Parties, and the Confidential Information shall only be used to carry on or facilitate business as contemplated under this Agreement.

10.3        A Party may disclose another Parry’s Confidential Information pursuant to the requirements of a government agency or pursuant to a court order, provided that the Party shall take all reasonable steps, including, but not limited to, the seeking of an appropriate protective order, to preserve the confidentiality of the information provided.

10.4        If this Agreement is terminated for any reason, any Parry in receipt of another Party’s Confidential Information shall promptly deliver or destroy all Confidential Information of the disclosing Party without retaining copies thereof, except where such copies are required for audit inspection or legal proceeding arising from this Agreement. The provisions of this Section 10 shall survive termination or expiration of this Agreement for a period often (10) years.

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

11.          Infringements.

11.1        Upon learning of any possible infringement by any third party of any claim involving the Licensed Patents, each party shall promptly notify the other, in writing, with details of the possible infringement. At its sole discretion, UTIF will take any steps necessary, at its expense, to eliminate such infringement, including the commencement of legal action, if necessary. UTIF may also, in its sole discretion, defend the Licensed Patents against any claims of invalidity.

11.2        In the event that UTIF fails to take action to eliminate infringement by any third party or is unable to enforce its rights against such a third party, Seaphire may elect to pay UTIF for the cost of taking such action to enforce its rights or Seaphire may take direct action to enforce the Licensed Patents. If Seaphire pays the costs for enforcing the Licensed Patents or elects to take direct action in enforcing the Licensed Patents, Seaphire may recover such costs by crediting them against any sublicense fees and royalties owed to UTIF without limitation. In the event Seaphire takes direct action to enforce the Licensed Patents and is awarded money damages, costs, and/or attorneys’ fees, Seaphire shall reimburse UTIF for all costs previously credited against sublicense fees and royalties, such reimbursement not to exceed the total amount of the monetary award. Seaphire shall be entitled to all money damages, costs, and/or attorneys’ fees awarded to it that exceed the total costs previously credited against sublicense fees and royalties.

11.3        The Parties agree that if a Party brings an infringement suit pursuant to this Section, the other Parties shall join as plaintiffs, if requested, and shall cooperate and assist in the preparation and prosecution of the suit.

12.          Indemnity.

12.1        Seaphire shall indemnify and hold harmless Owner(s) UTIF and the University and their servants, agents, officers, directors and stock-holders from and against any and all claims, threats, loss, liability, damage or expense, including reasonable attorneys’ fees, by reason or arising out of any acts or failure to act by or out of any use of Licensed Technology, Know-How, Technical Information, or Licensed Products by sublicensees or by Seaphire or its servants, agents, officers, directors, stockholders, employees, or customers. The Party seeking indemnification shall give Seaphire prompt notification of any such claim, threat, loss, liability, damage or expense. The indemnity provided herein shall survive any termination or assignment of this Agreement without time limit.

12.2        Each of the Owner(s), UTIF and the University (the “First Party”) shall, severally and not jointly, indemnify and hold harmless Seaphire and its servants, agents, officers, directors and stock-holders from and against any and all claims, threats, loss, liability, damage or expense, including reasonable attorneys’ fees, by reason or arising out of any acts or failure to act by or out of any use of Licensed Technology, Know-How, Technical Information, or Licensed Products by such First Party or its servants, agents, officers, directors, stockholders, employees, or customers. Seaphire shall give the First Party prompt notification of any such claim, threat, loss, liability, damage or expense. The indemnity provided herein shall survive any termination or assignment of this Agreement without time limit.

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13.          Insurance.

13.1        Seaphire, at its own expense and at all times during the term of this Agreement, shall carry and maintain in full force and effect comprehensive general liability insurance, including product liability provisions, in a form and with a carrier satisfactory to UTIF. The limits of such policy shall be One Million Dollars ($1,000,000) for each occurrence unless UTIF specifically agrees in writing to such lesser amount. Upon the reasonable request of UTIF, the amount of insurance coverage shall be increased. At its discretion, UTIF may defer this request for a maximum of sixty (60) days from the signing of this Agreement.

13.2        The coming into force of this Agreement is conditional upon UTIF having received a certificate of insurance from the insurance company, in a form acceptable to UTIF. The condition in the previous sentence is for the sole benefit of UTIF and UTIF may, in its sole discretion, waive the condition. Such policy shall contain an endorsement by the insurer providing that it shall not be cancelled or amended without thirty (30) days prior notice to UTIF. Licensee shall provide a certificate of such insurance to UTIF annually hereafter on the anniversary date of this Agreement.

14.          Assignment.

14.1        On prior written notice to the other Parties, Seaphire may transfer all rights and duties under this Agreement to any third party assignee (the “Assignee”), provided that the Assignee shall expressly assume all of the obligations and liabilities of Seaphire under this Agreement, including, without limitation, the obligation to make any payments arising under Section 6 of this Agreement.

15.          Patent Applications.

15.1        Seaphire shall have the right to inspect, review and revise all patent applications filed on the Invention and Improvements licensed hereunder. UTIF agrees to share all information regarding its patent strategy with Seaphire and to solicit input from Seaphire regarding the same.

15.2        Where UTIF has the right to do so, UTIF shall pursue expanding its patent rights and will file new PCT patent application(s) to include additional international coverage.

15.3        The fees and costs associated with any new application(s) filed by UTIF within one (1) year of the date of this Agreement shall be paid by UTIF. After one year from the date of this Agreement, all costs and fees associated with all patents and patent applications, except those patent applications having Serial Nos. 09/271,584 and PCT/CA99/00219, shall be paid by Seaphire, but will be credited against future sublicense fees and royalties owed to UTIF pursuant to Section 6 at a rate not to exceed [...*...]%) of the total fees and royalties owed to UTIF by Seaphire in any one year. Any credits exceeding the [...*...] limitation in any given year will carry forward to subsequent years.

15.4        With respect to any Improvement(s) licensed hereunder, if UTIF declines to file and prosecute an application to obtain a patent on such Improvements), then Seaphire may file or take over the prosecution of any such patent application(s) and the reasonable costs and fees associated with such patent application(s) will be credited against future sublicense fees and royalties owed to UTIF pursuant to Section 6 at a rate not to exceed [...*...]%) of the total fees and royalties

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owed to UTIF by Seaphire in any one year. Any credits exceeding the […*…] percent […*…] limitation in any given year will carry forward to subsequent years.

15.5        With respect to improvements developed by or acquired by Seaphire, Seaphire shall be the sole owner of such improvements and any patents on such improvements. Further, any such patents will not be considered to be Licensed Technology and/or Licensed Products which are licensed under this Agreement.

16.          Limitation of Liability.

16.1        UNDER NO CIRCUMSTANCE WILL ANY PARTY BE LIABLE TO ANY OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES) ARISING FROM BREACH OF THIS AGREEMENT, THE USE OR INABILITY TO USE THE INVENTION OR ARISING FROM ANY OTHER PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS (COLLECTIVELY “DISCLAIMED DAMAGES”), PROVIDED THAT EACH PARTY WILL REMAIN LIABLE TO THE OTHER PARTY TO THE EXTENT ANY DISCLAIMED DAMAGES ARE CLAIMED BY A THIRD PARTY AND ARE SUBJECT TO INDEMNIFICATION PURSUANT TO SECTION 12.

16.2        EXCEPT AS PROVIDED IN SECTION 12, NO PARTY WILL BE LIABLE TO THE OTHER PARTY FOR MORE THAN THE GREATER OF (i) TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00), OR (ii) AN AMOUNT EQUAL TO THE AMOUNTS PAID BY SEAPHIRE TO UTIF PURSUANT TO THIS AGREEMENT IN THE TWELVE (12) MONTHS PRECEDING THE CLAIM OR CLAIMS.

17.          Miscellaneous.

17.1        This Agreement constitutes the entire understanding and Agreement of and between the Parties with respect to the subject matter hereof and supersedes all prior representations and agreements.

17.2        This Agreement cannot be modified or varied by any oral agreement or representation or otherwise than in a writing executed by both Parties.

17.3        Any payment, demand, notice, or other communication to be given in connection with this Agreement will be giving in writing and will indicate to the recipient that it is a payment, demand, notice, or other communication under this Agreement and will be given by personal delivery, by registered mail, and/or by fax addressed to the recipient as follows:

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If to UTIF:	C.E.O.
University of Toronto
Innovations Foundation
243 College Street, Suite 200
Toronto, Ontario
Canada
M5T 1R5

If to Seaphire:	Mr. Eric Rey
Seaphire International
4455 East Camelback Road, Suite B-200
Phoenix, Arizona 85018

If to Owner(s):
Dr. Eduardo Blumwald
[…*…]

Dr. Maris P. Apse
[…*…]

Dr. Gilad S. Aharon
[…*…]

Dr. Wayne Snedden
[…*…]

If to the University:	Assistant Vice President of Research-Technology Transfer
27 King’s College Circle
Simcoe Hall, Room 133S
Toronto, Ontario
Canada
M5S 1A1

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Or to any such address, individual, or fax number as may be designated by notice given by any Party to the other Parties. Any demand, notice, or other communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the fifth business day following the deposit thereof in the mail, and if given by fax, on the day of transmittal thereof if given during the normal business hours of the recipient on a business day and on the business day during which such normal business hours next occur if not given during such hours on any day. If the Party giving any demand, notice, or other communication knows or ought reasonably to know of any difficulties with the postal system that might affect the delivery of mail, any such demand, notice or other communication may not be mailed but must be given by personal delivery or by fax.

17.4                        Failure of any Party to insist upon strict performance of any of the covenants, terms, or conditions of this Agreement shall not be deemed to be a waiver of any other breach or default in the performance of the same or any other covenant, term or condition contained in this Agreement.

17.5                        This Agreement is governed by and will be construed in accordance with the laws of the province of Ontario and the laws of Canada applicable therein, except the laws enacting the United Nations Convention on Contracts for the International Sale of Goods, 1988. The Parties attorn to the exclusive venue and jurisdiction of the Courts of Ontario, and waive any arguments under the conflict of laws removing such exclusive venue, jurisdiction or governing law.

17.6                        The waiver of any breach of this Agreement by any Party will in no event constitute a waiver of any future breach, whether similar or dissimilar in nature.

17.7                        The headings of the clauses in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement.

17.8                        If performance of this Agreement is hindered or prevented by an act of God, action of the elements, fire, labor disturbances, failure or lack of transportation and/or facility, shortage or labor, material, or supplies, interruption of power or water, war, invasion, civil unrest, enactment of legislation or issuance of governmental orders or regulations, or other casualty or cause, whether similar or dissimilar, beyond either Party’s control, performance by either Party to the extent so hindered or prevented will be excused.

17.9                        This Agreement is the result of negotiations by and between the Parties, with each Party being represented by legal counsel. It is agreed that in the event any dispute arises under this Agreement, strict construction of the terms of this Agreement shall not be adopted against any Party by reason of that Party having drafted or prepared this Agreement, it being acknowledged that all Parties participated in the preparation of this Agreement.

17.10                 Time shall be of the essence in all aspects of this Agreement.

17.11                 UTIF and Seaphire shall jointly agree on any press release disclosing any aspect of this Agreement or any of its details.

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17.12                 The following provisions shall survive any termination of this Agreement: Section 1; Paragraphs 3.1, 5.3, and 7.1; Sections 9, 10, 12, and 16.

17.13                 In the event that any clause of this Agreement is deemed unenforceable, the remaining clauses of the Agreement shall remain in full force and effect and the Parties shall negotiate in good faith to replace the unenforceable clause with a clause having substantially the same economic effect for the Parties.

17.14                 Words importing the singular number only shall include the plural and vice versa, and words importing the masculine gender shall include the feminine and neuter genders and vice versa.

17.15                 This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. For the purposes of this Agreement and all other documents and agreements contemplated by this Agreement, the signature of any Party hereto or thereto evidenced by a telecopy showing such signature shall constitute conclusive proof for all purposes of the signature of such Party to this Agreement or those other documents and agreements, as the case may be.

IN WITNESS WHEREOF, the Parties hereto have caused the execution of this Agreement at the date first above written.

UTIF

By George Adams	/s/ George Adams	Date	Feb 15, 2002

Title	CEO
{I have authority to bind the corporation}

SEAPHIRE INTERNATIONAL

By Roy Hodges	/s/ Roy Hodges	Date	2/14/02

Title	President and CEO
{I have authority to bind the corporation}

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OWNERS

By Eduardo Blumwald	/s/ Eduardo Blumwald	Date	Feb/19/02

By Maria Apse	/s/ Maria Apse	Date	Feb 19/2002

By Gil Aheron	/s/ Gil Aheron	Date	Feb. 20/2002

By Wayne Snedden	/s/ Wayne Snedden	Date	February 19, 2002

THE GOVERNING COUNCIL OF THE UNIVERSITY OF TORONTO

By	/s/	Date	Feb. 19, 2002

Title	Ass’t Vice President
{I have authority to bind the corporation}

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Schedule 1

Rules of Procedure for Arbitration

The following rules and procedures shall apply with respect to any matter to be arbitrated between Parties under the terms of the Agreement.

1.                                      INITIATION OF ARBITRATION PROCEEDINGS

(a)                                 If any Party to this Agreement wishes to have any matter under the Agreement arbitrated in accordance with the provisions of this Agreement, it shall give notice (an “Arbitration Notice”) to each other Party specifying particulars of the matter or matters in dispute and proposing the name of the person it wishes to be the single arbitrator. If a Party has no financial or other interest in a dispute, it may so notify the first Party and thereafter it shall not participate in the arbitration of the dispute and shall not be a “Respondent” as defined below and actions may be taken with respect to such dispute, without notice to or the consent of such non-interested Party. Within fifteen (15) days after receipt of the Arbitration Notice, the other Parties shall give notice to the first Patty advising whether such other Parties accept the arbitrator proposed by the first Party. If such notice is not given by all other Parties within such fifteen (15) day period, the other Parties shall be deemed to have accepted the arbitrator proposed by the first Party. If the Parties do not agree upon a single arbitrator within such fifteen (15) day period, any Party may apply to a judge of the Ontario Court, General Division under the Arbitration Act, 1991, S.O.1991, chap. 17, (the “Arbitration Act”) for the appointment of a single arbitrator (the “Arbitrator”).

(b)                                 The individual selected as Arbitrator shall be qualified by education and experience to decide the matter in dispute. The Arbitrator shall be at arm’s length from all of the Parties and shall not be a member of the audit or legal firm or firms who advise any Party, nor shall the Arbitrator be an individual who is, or is a member of a firm, otherwise regularly retained by any of the Parties.

2.                                      SUBMISSION OF WRITTEN STATEMENTS

(a)                                 Within twenty (20) days of the appointment of the Arbitrator, the Party initiating the arbitration (the “Claimant”) shall send the other Parties (the “Respondents”) a Statement of Claim setting out in sufficient detail the facts and any contentions of law on which it relies, and the relief that it claims.

(b)                                 Within, twenty (20) days of the receipt of the Statement of Claim, the Respondents shall send the Claimant a Statement of Defense stating in sufficient detail which of the facts and contentions of law in the Statement of Claim which the Respondents admit or deny, on what grounds, and on what other facts and contentions of law the

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Respondents rely.

(c)                                  Within twenty (20) days of receipt of the Statement of Defense, the Claimant may send the Respondents a Statement of Reply.

(d)                                 All Statements of Claim, Defense and Reply shall be accompanied by copies (or, if they are especially voluminous, lists) of all essential documents on which the Party concerned relies and which have not previously been submitted by any Party, and (where practicable) by any relevant samples.

(e)                                  After submission of all the Statements, the Arbitrator will give directions for the further conduct of the arbitration.

3.                                      MEETINGS AND HEARINGS

(a)                                 The arbitration shall take place in the Municipality of Metropolitan Toronto, Ontario or in such other place as the Claimant and the Respondents shall agree upon in writing. The arbitration shall be conducted in English unless otherwise agreed by such Parties and the Arbitrator. Subject to any adjournments which the Arbitrator allows, the final hearing will be continued on successive working days until it is concluded.

(b)                                 All meetings and hearings will be in private unless the Parties otherwise agree.

(c)                                  Any Party may be represented at any meetings or hearings by legal counsel.

(d)                                 Each Party may examine, cross-examine and re-examine all witnesses at the arbitration.

4.                                      THE DECISION

(a)                                 The Arbitrator will make a decision in writing and, unless the Patties otherwise agree, will set out reasons for decision in the decision.

(b)                                 The Arbitrator will send the decision to the Parties as soon as practicable after the conclusion of the final hearing, but in any event no later than sixty (60) days thereafter, unless that time period is extended for a fixed period by the Arbitrator on written notice to each Party because of illness or other cause beyond the Arbitrator’s control.

(c)                                  The provisions of this Agreement and this Schedule requiring the determination of certain disputes of arbitration shall not operate to prevent recourse to the court by any Party as permitted by the Arbitration Act (Ontario) with respect to injunctions, receiving orders and orders regarding the detention, preservation and inspection of property, or whenever enforcement of an award by the sole arbitrator reasonably

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requires access to any remedy which an arbitrator has no power to award or enforce. In all other respects an award by the sole arbitrator or arbitrators, as the case may be shall be final and binding upon the Parties and there shall be no appeal from the award of the arbitrator or arbitrators as the case may be on a questions of law or any other questions provided that the Arbitrator has followed the rules provided herein in good faith and has proceeded in accordance with the principles of natural justice.

5.                                      JURISDICTION AND POWERS OF THE ARBITRATOR

(a)                                 By submitting to arbitration under these Rules, the Parties shall be taken to have conferred on the Arbitrator the following jurisdiction and powers, to be exercised at the Arbitrator’s discretion subject only to these Rules and the relevant law with the object of ensuring the just, expeditious, economical and final determination of the dispute referred to arbitration.

(b)                                 Without limiting the jurisdiction of the Arbitrator at law, the Parties agree that the Arbitrator shall have jurisdiction to:

(i)                                     determine any question of law arising in the arbitration;

(ii)                                  determine any question as to the Arbitrator’s jurisdiction;

(iii)                               determine any question of good faith, dishonesty or fraud arising in the dispute;

(iv)                              order any Party to furnish further details of that Party’s case, in fact or in law,

(v)                                 proceed in the arbitration notwithstanding the failure or refusal of any Party to comply with these Rules or with the Arbitrator’s orders or directions, or to attend any meeting or hearing, but only after giving that Party written notice that the Arbitrator intends to do so;

(vi)                              receive and take into account such written or oral evidence tendered by the Parties as the Arbitrator determines is relevant, whether or not strictly admissible in law;

(vii)                           make one or more interim awards;

(viii)                        hold meetings and hearings, and make a decision (including a final decision) in Ontario or elsewhere with the concurrence of the Parties thereto;

(ix)                              order the Parties to produce to the Arbitrator, and to each other for inspection, and to supply copies of, any documents or classes of documents in their possession or power which the Arbitrator determines to be relevant;

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(x)                                 order the preservation, storage, sale or other disposal of any property or thing under the control of any of the Parties;

(xi)                              to make an award of interest in respect of any amount determined to be owing;

(xii)                           make an award as to costs of the arbitration; and

(xiii)                        make interim orders to secure all or part of any amount in dispute in the arbitration.

6.                                      COSTS OF ARBITRATION

The Parties to the Dispute shall jointly pay and be responsible for the costs of the arbitration. However the Arbitrator may make an award of costs upon the conclusion of the arbitration making one or more Parties to the Dispute liable to pay the costs of another Party to the Dispute.

7.                                      ARBITRATION ACT, 1991

The rules and procedures of the Arbitration Act shall apply to any arbitration conducted hereunder except to the extent that they are modified by the express provisions of these Rules of Arbitration.

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